UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2016

BAYLAKE CORP.
(Exact name of registrant as specified in charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-16339	39-1268055
(Commission File Number)	(I.R.S. Employer I.D. Number)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of Principal Executive Offices)	(Zip Code)

(920) 743-5551
(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At a special meeting of the shareholders of Baylake Corp. ("Baylake"), held on April 12, 2016 (the "Special Meeting"), Baylake's shareholders approved the following proposals by the votes set forth below, in connection with the proposed merger in which Baylake will merge with and into Nicolet Bankshares, Inc. ("Nicolet"):

Proposal 1: Merger.  To authorize, approve and adopt the Agreement and Plan of Merger, by and between Nicolet and Baylake, pursuant to which Baylake will merge with and into Nicolet, and the transactions contemplated by the merger agreement (votes rounded to the nearest whole share).

For                      Against                      Abstain                      Broker Non-Votes
6,158,473             837,619                        9,707                           N/A

Proposal 2: Non-Binding Vote on Compensation.  To vote on a non-binding advisory resolution to approve compensation that may become payable to Robert J. Cera in connection with the merger (votes rounded to the nearest whole share).

For                      Against                      Abstain                      Broker Non-Votes
4,616,044            2,090,569                     299,187                       N/A

Proposal 3: Adjournment.  A vote was not held on the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the transaction contemplated by the merger agreement, since there were sufficient votes to approve the foregoing proposals.

Item 7.01.  Regulation FD Disclosure.

On April 13, 2016, Nicolet and Baylake issued a press release related to the receipt of necessary shareholder votes approving the proposed merger with Baylake.  A copy of that press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K, including the press release attached as Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1 -- Press Release, issued April 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 13, 2016	BAYLAKE CORP. BY /s/ Kevin LaLuzerne Kevin L. LaLuzerne Senior Vice President and Chief Financial Officer